EXHIBIT 99.1

NEWS

FOR IMMEDIATE RELEASE

VEECO REPORTS THIRD QUARTER 2014 FINANCIAL RESULTS

Plainview, N.Y., October 29, 2014 — Veeco Instruments Inc. (Nasdaq: VECO) announced its financial results for the third quarter ended September 30, 2014.  Veeco reports its results on a U.S. generally accepted accounting principles (“GAAP”) basis, and also provides results excluding certain items.  Refer to the attached table for details of the reconciliation between GAAP operating results and Non-GAAP operating results.

GAAP Results ($M except per share data)

	Q3 ‘14	Q3 ‘13
Revenues	$93.3	$99.3
Net loss	$(14.0)	$(6.0)
Per share loss	$(0.35)	$(0.16)

Non-GAAP Results ($M except per share data)

	Q3 ‘14	Q3 ‘13
Adjusted EBITDA	$(1.8)	$(1.8)
Net loss	$(0.8)	$(3.0)
Per share loss	$(0.02)	$(0.08)

“Veeco reported $93 million in revenues, a slight decline from the second quarter of 2014, as an increase in MOCVD revenue was offset by declines in our other businesses,” commented John R. Peeler, Chairman and Chief Executive Officer. “We have been steadily improving Veeco’s bottom line performance this year by lowering our operating expenses and driving higher gross margins, resulting in an adjusted EBITDA loss of $2M. We continue to manage our cash well, ending the quarter with a cash balance of $487 million, up $2 million from the prior quarter.”

“Third quarter 2014 orders were $107 million, higher than the second quarter of 2014,” continued Peeler. “LED & Solar orders totaled $93M, the highest level since the third quarter of 2011, driven by an 8% increase in MOCVD.  MBE won several key R&D deals and booked a total of $9 million in the quarter, the highest level this year. We also booked our prototype FAST-ALD system for development of flexible OLED displays at our key customer. With no capacity purchases by hard drive customers, Data Storage orders remained weak at $14M.”

Outlook

Veeco’s fourth quarter 2014 revenue is currently forecasted to be between $100 and $115 million. Earnings per share is currently forecasted to be a loss of between ($0.25) to ($0.13) on a GAAP basis, and a ($0.03) loss to $0.09 earnings on a non-GAAP basis. Please refer to the attached financial table for more details.

Peeler added, “Veeco’s second half 2014 orders are currently expected to be higher than the first half, driven by growth in MOCVD, as LED unit demand and quoting activity remain strong. Veeco is making progress improving bottom line performance through a combination of better business conditions, execution on growth initiatives, and a more streamlined company with lower operating expenses.”

Conference Call Information

A conference call reviewing these results has been scheduled for today at 5:00pm ET. To join the call, dial 1-888-684-1278 (toll free) or 913-312-0829 and use passcode 7677500. The call will also be webcast live on the Veeco website at ir.veeco.com. A replay of the call will be available beginning tonight at 8:00pm ET through 8:00pm ET on Wednesday, November 12, 2014 at 1-888-203-1112 (toll free) or 1-719-457-0820, using passcode 7677500, and on the Veeco website. We will post an accompanying slide presentation to our website prior to the beginning of the call.

About Veeco

Veeco’s process equipment solutions enable the manufacture of LEDs, flexible OLED displays, solar cells, power electronics, hard drives, MEMS and wireless chips.  We are the market leader in MOCVD, MBE, Ion Beam and other advanced thin film process technologies. Our high performance systems drive innovation in energy efficiency, consumer electronics and network storage and allow our customers to maximize productivity and achieve lower cost of ownership.  For information on our company, products and worldwide service and support, please visit www.veeco.com.

To the extent that this news release discusses expectations or otherwise makes statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include the risks discussed in the Business Description and Management’s Discussion and Analysis sections of Veeco’s Annual Report on Form 10-K for the year ended December 31, 2013 and in our subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and press releases.  Veeco does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements.

-financial tables attached-

Veeco Contacts:

Investor Relations:	Media:
Debra Wasser 516-677-0200 x1472	Jeffrey Pina 516-677-0200 x1222
dwasser@veeco.com	jpina@veeco.com

Veeco Instruments Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
Net sales	$93,341	$99,324	$279,304	$258,540
Cost of sales	60,783	69,016	182,296	171,040
Gross profit	32,558	30,308	97,008	87,500

Operating expenses:
Selling, general and administrative	21,712	19,650	65,270	59,077
Research and development	19,968	18,993	60,747	60,600
Amortization	3,149	855	8,951	2,566
Restructuring	2,317	1,240	3,510	1,771
Asset impairment	2,864	—	2,864	—
Total operating expenses	50,010	40,738	141,342	124,014
Other operating, net	36	(493)	(334)	(141)
Changes in contingent consideration	—	—	(29,368)	—
Operating income (loss)	(17,488)	(9,937)	(14,632)	(36,373)
Interest income (expense), net	305	192	541	620
Income (loss) before income taxes	(17,183)	(9,745)	(14,091)	(35,753)
Income tax provision (benefit)	(3,206)	(3,719)	(4,063)	(15,575)
Net income (loss)	$(13,977)	$(6,026)	$(10,028)	$(20,178)

Income (loss) per common share:
Basic:
Income (loss)	$(0.35)	$(0.16)	$(0.26)	$(0.52)

Diluted:
Income (loss)	$(0.35)	$(0.16)	$(0.26)	$(0.52)

Weighted average shares outstanding:
Basic	39,401	38,841	39,317	38,774
Diluted	39,401	38,841	39,317	38,774

Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$264,008	$210,799
Short-term investments	222,954	281,538
Restricted cash	487	2,738
Accounts receivable, net	61,588	23,823
Inventories	46,594	59,726
Prepaid expenses and other current assets	51,332	23,303
Assets held for sale	2,653	—
Deferred income taxes	8,384	11,716
Total current assets	658,000	613,643

Property, plant and equipment at cost, net	80,720	89,139
Goodwill	91,521	91,348
Deferred income taxes	397	397
Intangible assets, net	106,015	114,716
Other assets	19,745	38,726
Total assets	$956,398	$947,969

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$26,113	$35,755
Accrued expenses and other current liabilities	40,468	51,084
Customer deposits and deferred revenue	65,553	34,754
Income taxes payable	6,840	6,149
Deferred income taxes	159	159
Current portion of long-term debt	308	290
Total current liabilities	139,441	128,191

Deferred income taxes	19,741	28,052
Long-term debt	1,614	1,847
Other liabilities	3,484	9,649
Total liabilities	164,280	167,739

Equity	792,118	780,230

Total liabilities and equity	$956,398	$947,969

Veeco Instruments Inc. and Subsidiaries

Reconciliation GAAP to Non-GAAP Financial Data

(In thousands, except per share data)

(Unaudited)

		Non-GAAP Adjustments
For the three months ended September 30, 2014	GAAP	Equity-based Compensation	Other	Non-GAAP
Net sales	$93,341	$—	$—	$93,341
Cost of sales	60,783	(619)	—	60,164
Gross profit	32,558	619	—	33,177
Gross margin	34.9%			35.5%
Operating expenses:
Selling, general and administrative	21,712	(2,766)	—	18,946
Research and development	19,968	(1,105)	—	18,863
Amortization	3,149	—	(3,149)	—
Restructuring	2,317	—	(2,317)	—
Asset impairment	2,864	—	(2,864)	—
Total operating expenses	50,010	(3,871)	(8,330)	37,809
Other operating, net	36	—	—	36
Operating income (loss)	(17,488)	4,490	8,330	(4,668)
Interest income (expense), net	305	—	—	305
Income (loss) before income taxes	(17,183)	4,490	8,330	(4,363)
Income tax provision (benefit)	(3,206)	(140)	(261)	(3,607	)(1)
Net income (loss)	$(13,977)	$4,630	$8,591	$(756)

Basic EPS	$(0.35)			$(0.02)
Diluted EPS	$(0.35)			$(0.02)
Basic shares	39,401			39,401
Diluted shares	39,401			39,401

Operating income (loss)				$(4,668)
Depreciation				2,900
Adjusted EBITDA				$(1,768)

(1) The Company utilized the with and without method to determine the income tax effect of non-GAAP adjustments.

NOTE - This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States (“GAAP”), and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on adjusted EBITDA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes adjusted EBITDA reports baseline performance and thus provides useful information.

Veeco Instruments Inc. and Subsidiaries

Reconciliation GAAP to Non-GAAP Financial Data

(In thousands, except per share data)

(Unaudited)

		Non-GAAP Adjustments
For the three months ended September 30, 2013	GAAP	Equity-based Compensation	Other	Non-GAAP
Net sales	$99,324	$—	$—	$99,324
Cost of sales	69,016	(295)	—	68,721
Gross profit	30,308	295	—	30,603
Gross margin	30.5%			30.8%
Operating expenses:
Selling, general and administrative	19,650	(1,794)	—	17,856
Research and development	18,993	(674)	—	18,319
Amortization	855	—	(855)	—
Restructuring	1,240	—	(1,240)	—
Total operating expenses	40,738	(2,468)	(2,095)	36,175
Other operating, net	(493)	—	—	(493)
Operating income (loss)	(9,937)	2,763	2,095	(5,079)
Interest income (expense), net	192	—	—	192
Income (loss) before income taxes	(9,745)	2,763	2,095	(4,887)
Income tax provision (benefit)	(3,719)	1,036	786	(1,897	)(1)
Net income (loss)	$(6,026)	$1,727	$1,309	$(2,990)

Basic EPS	$(0.16)			$(0.08)
Diluted EPS	$(0.16)			$(0.08)
Basic shares	38,841			38,841
Diluted shares	38,841			38,841

Operating income (loss)				$(5,079)
Depreciation				3,240
Adjusted EBITDA				$(1,839)

(1) The Company utilized the with and without method to determine the income tax effect of non-GAAP adjustments.

NOTE - This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States (“GAAP”), and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on adjusted EBITDA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes adjusted EBITDA reports baseline performance and thus provides useful information.

Veeco Instruments Inc. and Subsidiaries

Reconciliation GAAP to Non-GAAP Financial Data

(In millions, except per share data)

(Unaudited)

	Guidance range for the three months ending December 31, 2014
Adjusted EBITDA

Operating income (loss)	$(8.0)	+/- $2.5

Adjustments:

Depreciation	2.8	—
Amortization	3.1	—
Equity-based compensation	4.6	—
Restructuring & other items, net	1.7	—
Adjusted EBITDA	$4.2	+/- $2.5

Non-GAAP Net Income

Net income (loss) (GAAP basis)	$(7.6)	+/- $2.5

Non-GAAP adjustments:

Amortization	3.1	—
Equity-based compensation	4.6	—
Restructuring & other items, net	1.7	—
Income tax effect of non-GAAP adjustments	(0.5)	—	(1)
Non-GAAP net income (loss)	$1.3	+/- $2.5
Non-GAAP earnings per diluted share excluding certain items (“Non-GAAP EPS”)	$0.03	+/- $0.06

GAAP earnings per diluted share excluding certain items (“GAAP EPS”)	$(0.19)	+/- $0.06
Weighted average shares outstanding:
Basic	39,455	39,455
Diluted	40,065	40,065

(1) The Company utilizes the with and without method to determine the income tax effect of non-GAAP adjustments.

NOTE - This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States (“GAAP”), and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on adjusted EBITDA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes adjusted EBITDA reports baseline performance and thus provides useful information.